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                                                                    EXHIBIT 10.6


January 21, 2000


Mr. Christopher Trunkey                     VIA FAX
28710 Darrow Avenue                         (661) 263-6996
Santa Clarita, CA  91350


Dear Chris:

This will confirm your employment at J2 Communications/National Lampoon as Vice President and Chief Financial Officer (or Chief Administrative Officer; the choice is yours).

The term of your employment will begin January 31, 2000 and, unless you are terminated for cause or the term is extended by mutual agreement, will end January 30, 2001. During that time you will work at J2 four days each week.

Your compensation will consist of:

        - $90,000.00 in salary, paid in equal installments every two weeks;

        - Health insurance for you only per the regular J2 plan, for which you will become eligible April 29, 2000. You may, at your own cost, add immediate family members to your coverage;

        -       Parking;

        - Two weeks of vacation, which will accrue monthly during the term of your employment;

        - Options on 21,000 shares of J2 Common Stock (NASDAQ: JTWO), which will vest in this way: 7,000 on January 31, 2001, 7,000 on January 31, 2002, and 7,000 on January 31, 2003. Provisions pertaining to this grant are contained in the Stock Option Plan of 1994, which governs it.

                Should there be a change in control of J2 (that is, should any person or group acquire more than fifty percent of J2 Common Stock), all remaining unexercised shares will vest immediately.

                Should J2 acquire significant additional capital or engage in a merger, acquisition or some other combination with an outside entity that results in a material increase in its cash position and/or cash flow, your salary will be increased to $120,000.00 per year and you will work at J2 five days each week.

Please indicate your agreement with these terms by signing below.

All of us at J2 Communications are looking forward to working with you.

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Cordially,


/s/James P. Jimirro
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JAMES P. JIMIRRO
President and CEO

JPJ/DM/cva


ACCEPTED AND AGREED TO:


/s/Christopher M. Trunkey
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Christopher M. Trunkey